UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2022

UNDER ARMOUR, INC.

Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland	21230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 468-2512

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Class A Common Stock	UAA	New York Stock Exchange
Class C Common Stock	UA	New York Stock Exchange
(Title of each class)	(Trading Symbols)	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Under Armour, Inc.’s President and Chief Executive Officer

On December 21, 2022, Under Armour, Inc. (the “Company” or “Under Armour”) announced the appointment of Stephanie C. Linnartz, age 54, as President and Chief Executive Officer (and principal executive officer) of the Company, effective as of the commencement of her employment with the Company, which is expected to be on or around February 27, 2023 (the “Effective Date”). On December 21, 2022, the Company’s Board of Directors (the “Board”) approved Ms. Linnartz’s appointment and the Human Capital and Compensation Committee of the Board approved the principal terms of Ms. Linnartz’s employment, which are summarized below. Colin Browne, who currently serves as interim President and Chief Executive Officer of the Company, will continue to serve in such capacity until the Effective Date, after which he will resume his role as Chief Operating Officer. A copy of the press release announcing Ms. Linnartz’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Ms. Linnartz most recently served as the President of Marriott International, Inc. (“Marriott”) beginning in February 2021. Prior to her role as President, she served as Marriott’s Group President Consumer Operations, Technology and Emerging Businesses from 2020 to 2021, and as Marriott’s Executive Vice President and Global Chief Commercial Officer from 2013 to 2019. Ms. Linnartz joined Marriott as a financial analyst in 1997, and held several positions in finance before moving into sales and marketing. Ms. Linnartz also serves on the Board of Directors of The Home Depot, Inc.

Ms. Linnartz will receive a base salary of $1.3 million per year and participate in the Company’s annual cash incentive plan for executive officers as further described in the Company’s most recent annual proxy statement, with a target bonus of 165% of her base salary. She will receive an annual equity award for fiscal year 2024 as part of the Company’s annual equity award program with a grant date fair value of $8.0 million, which is expected to consist of fifty percent time-based restricted stock units (“RSUs”), vesting in equal annual installments over three years, and fifty percent performance-based RSUs, subject to performance vesting terms that the Human Capital and Compensation Committee of the Board will determine. Ms. Linnartz will also receive a one-time sign-on cash bonus of $375,000 (the “Sign-On Bonus”), which will be paid in two installments of $175,000 on the Effective Date and $200,000 paid following the one-year anniversary of the Effective Date, subject to her continued employment (other than in certain circumstances, including certain separations from service). In addition, she will receive a sign-on RSU grant (the “Sign-On Award”) with a grant date fair value of $11.0 million, which vests in three equal annual installments, subject to her continued employment through each vesting date (except in the event of termination without cause, resignation for good reason, death or disability, in which case she would receive cash equal to the grant date fair value or accelerated vesting of any unvested RSUs granted pursuant to the Sign-On Award depending on the date of such event). All equity grants will be made under the Under Armour, Inc. Third Amended and Restated 2005 Omnibus Long-Term Incentive Plan (the “2005 Plan”). Ms. Linnartz is also eligible to receive an additional one-time sign-on cash bonus of up to $6.0 million, depending on whether she receives prior awards upon which the value of this additional bonus was based. She will also be eligible to participate in other benefit plans consistent with the Company’s other executives.

Ms. Linnartz will be generally entitled to receive benefits under the Under Armour, Inc. Executive Severance Program (the “Severance Program”), subject to certain modifications, and the Under Armour, Inc. Change in Control Executive Severance Plan (the “CIC Severance Plan”), summarized as follows. Under the Severance Program, if the Company terminates Ms. Linnartz’s employment without cause or Ms. Linnartz resigns for good reason, she will receive a lump-sum severance payment equal to two times her then-current annual base salary, any accrued but unpaid annual bonus earned for any prior plan year, a pro-rata bonus for the plan year of termination (if employed for at least six months of that plan year) and up to 24 months of medical, dental and vision COBRA coverage, subject to the execution of a release agreement and compliance with other terms and conditions under the Severance Program, including certain non-compete and non-solicitation restrictions for up to two years. Under the CIC Severance Plan, in the event her employment is terminated by the Company without cause or by Ms. Linnartz with good reason within two years following a change in control of the Company, she will receive a lump-sum severance payment equal to two times the sum of her then-current base salary and annual target bonus, any accrued obligations as defined in the CIC Severance Plan (including any accrued but unpaid annual bonus earned for any prior plan year), amounts sufficient to provide for up to 24 months of medical, dental and vision COBRA coverage and accelerated vesting of all unvested time-based and performance-based RSU awards (at target performance), subject to the execution of a release agreement and compliance with other terms and conditions under the CIC Severance Plan. If an event occurs resulting in Ms. Linnartz’s eligibility to receive payments under both the Severance Program and the CIC Severance Plan, she will be provided the better of the two severance payments and benefits.

The 2005 Plan, the Severance Program and the CIC Severance Plan have previously been filed as exhibits to the Company’s filings with the Securities and Exchange Commission. A copy of Ms. Linnartz’s offer letter is expected to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2022.

Appointment to Under Armour, Inc.’s Board of Directors

On December 21, 2022, the Board approved an increase in the size of the Board by one member and appointed Ms. Linnartz to the Board, in each case effective as of the Effective Date. Ms. Linnartz’s qualifications to serve on the Board include her executive leadership experience, including as President and Chief Executive Officer of the Company, as well as her digital and technology, international and prior public company board experience, financial expertise and experience in marketing, branding and consumer loyalty. Ms. Linnartz will not be appointed to any committees of the Board, and she will not receive any compensation for her service on the Board.

The selection of Ms. Linnartz to serve as the Company’s President, Chief Executive Officer and director was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Ms. Linnartz and any director or executive officer of the Company. Ms. Linnartz has not been a party to any transaction with the Company or its subsidiaries of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K, and no such transaction is currently contemplated.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

99.1	Under Armour, Inc. press release dated December 21, 2022 announcing the appointment of Stephanie C. Linnartz as President and Chief Executive Officer of the Company.

101	XBRL Instance Document - The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: December 21, 2022	By:	/s/ Mehri Shadman
Mehri Shadman
Executive Vice President, Chief Legal Officer & Corporate Secretary